                                               AMENDED AND RESTATED
                                                RETIREMENT PLAN FOR
                                              NON-INTERESTED TRUSTEES
                                                   OR DIRECTORS
                                      OF THE NEW YORK-BASED OPPENHEIMER FUNDS
                                                    AUGUST 2001

WHEREAS,  those  investment  companies for which  OppenheimerFunds,  Inc.  (formerly named  Oppenheimer  Management
Corporation) acts as manager or advisor and  OppenheimerFunds  Distributor,  Inc.  (formerly named Oppenheimer Fund
Management,  Inc.) acts as distributor and are known as the New York-based  Oppenheimer  funds adopted a Retirement
Plan dated June 7, 1990 (the "Plan") for  Non-Interested  Trustees and Directors (the "Independent  Board Members")
as such term is defined in Section 2(a)(12) of the Investment Company Act of 1940, as amended (the "Act");

WHEREAS, such investment companies (the "Adopting Funds") referred to on Schedule A desire to amend the Plan;

NOW THEREFORE, the Plan is amended and restated, as follows:

1.       ELIGIBILITY

                  Each  Independent  Board Member who at the time of Retirement (as defined in paragraph  6(d)) has served as an  Independent  Board Member  ("Eligible  Service") for at least seven years will be an "Eligible  Board
Member," and will be eligible to receive a Benefit (as defined in  paragraph  6(e))  commencing  on the last day of the calendar  month in which such Eligible Board Member's  seventieth  birthday  occurs (such day is referred to as such Eligible  Board Member's  "Eligible  Retirement  Date").  An  Independent  Board  Member's  period of Eligible
Service  commences  on the  date of  election  to the  board  of  directors  or  trustees,  as the case may be (the
"Board"), of any registered investment company as to which OppenheimerFunds, Inc. acts as manager or adviser.

2.       RETIREMENT DATE; AMOUNT OF BENEFIT

(a)      Retirement.  Each Independent  Board Member,  other than an Independent  Board member who was a Trustee or
         ----------
Director (whether  Independent or not) on the date (the "Original  Adoption Date") of the original adoption of this
Plan by the Board of any Adopting Fund (an  "Adopting  Board  Member"),  will retire not later than the last day of the calendar month in which such Eligible Board Member's  seventy-fifth  birthday occurs,  unless a majority of the
Independent  Trustees  determine  otherwise,  which  determination  is  subject  to  change  by a  majority  of the
Independent  Trustees.  The "Base  Retirement  Date" for each  Eligible  Board  Member shall be the last day of the calendar month in which such Eligible Board Member retires.  Each retired  Independent  Board Member is referred to as a "Retired Board Member."

(b)      Retirement  Benefit.  Upon  Retirement,  each  Eligible  Board member will  receive,  commencing as of the
         -------------------
later of such Eligible Board Member's  Eligible  Retirement Date or Base Retirement  Date, for the remainder of the
Eligible  Board Member's  life, a retirement  benefit (the "Regular  Benefit") paid at the annual rate equal to 40%
of the average  compensation  paid to such Eligible Board member as an Independent Board Member in each of the five highest years of compensation  for Eligible Service  ("Average  Compensation"),  plus an additional  .4167% of such
Average  Compensation  for each full month of Eligible  Service in excess of seven years, up to a maximum of 80% of such Last Year  Compensation  for  fifteen or more years of  Eligible  Service  but in no  circumstances  shall the annual  Regular  Benefit  exceed  the  basic  retainer  fee for an  Independent  Board  Member on the later of such
Eligible  Board  Member's Base  Retirement  Date or such  Eligible  Board  Member's  Eligible  Retirement  Date. An
Eligible Board Member's  Regular  Benefit,  or Alternate  Benefit under Section 2(c), shall be increased on January
1st of each year by an  escalation  percentage  equal to the U.S.  Consumer  Price  Index  (CPI) at the time of the adjustment.

(c)      Election  of  Alternative  Payment  of  Benefit.  Each  Eligible  Board  Member  shall  have  the  option,
         -----------------------------------------------
exercisable  within  ninety  days  after  (i) the later of the  Original  Adoption  Date or the first  date of such
Eligible Board Member's  election as an Independent  Board Member,  or (ii) a change in marital status, to elect to receive a retirement  benefit (the  "Alternate  Benefit")  based upon the combined life expectancy of such Eligible
Board Member and his or her spouse on the date of election by such Eligible  Board Member  (rather than solely upon such  Eligible  Board  Member's own life, as shall be the case unless such  Eligible  Board Member shall  otherwise elect as provided in this Section 2 (c)),  commencing on the later of such Eligible Board Member's Base  Retirement
Date or such Eligible Board Member's  Eligible  Retirement  Date and payable  through the remainder of the later of the lives of such  Eligible  Board Member and spouse.  The Alternate  Benefit shall be the actuarial  equivalent of the Regular Benefit  provided under paragraph 2(b).  Actuarial  equivalence for these purposes shall be computed by the Board with the advice of an enrolled  actuary (as defined in the  Employee  Retirement  Income  Security Act of
1974, as amended ("ERISA")).

(d)      Early  Payment of  Benefit.  At the  discretion  of the  Board,  an  Eligible  Board  Member may  receive,
         --------------------------
commencing on a date earlier than such Eligible Board Member's Base  Retirement  Date that is fixed by the Board in its sole  discretion  upon a showing of good cause by the Eligible  Board Member,  a Benefit which is the actuarial equivalent of the Benefit  provided  under  paragraph  2(b).  Actuarial  equivalence  for these  purposes  shall be computed  by the Board  with the  advice  of an  Enrolled  Actuary  selected  by the  Board.  Good  cause for these purposes  may include  (but is not limited to) the  permanent  disability  of the Eligible  Board  Member,  and any substantial medical or other similar expenses of the  Eligible Board Member.

3.       TIME OF PAYMENT

                  The Benefit to each  Eligible  Board  member  will,  except as provided in Section  2(d)  hereof, commence on the later date of such Eligible Board Member's Base  Retirement  Date or Eligible  Retirement  Date and
will be paid  annually  each year on or about  January 1st in advance for that year,  except that the first  annual payment  to an  Eligible  Board  Member  upon  Retirement  will be made on the  first day of the  calendar  quarter immediately  following  Retirement  and shall be  pro-rated  for that year to exclude the period that year prior to
Retirement.

4.       PAYMENT OF BENEFIT; ALLOCATION OF COSTS

                  The Adopting Funds are  responsible  for the payment of the Benefits,  as well as all expenses of administration  of the Plan,  including  without  limitation all accounting and legal fees and expenses and fees of any Enrolled  Actuary.  The  obligations  of the  Adopting  Funds to pay such  benefits  and  expenses  will not be secured or funded in any manner,  and such  obligations  will not have any preference over the lawful claims of the
Adopting Funds' creditors and stockholders,  shareholders,  beneficiaries or limited partners,  as the case may be.
To the extent that the Adopting Funds consist of one or more separate  portfolios,  such costs and expenses will be allocated  among such  portfolios in the proportion  that  compensation  of Independent  Board Members is allocated among such portfolios.

5.       ADMINISTRATION

                  Any question  involving  entitlement to payments under or the  administration of the Plan will be referred to the Independent Board members of each of the Adopting Funds, which shall make all  interpretations  and determinations  necessary or desirable for the Plan's  administration  (such  interpretations and determinations to be final and conclusive),  adopt, amend or repeal by-laws or other  regulations,  relating to the administration of the Plan, and cause such records to be kept as may be necessary for the administration of the Plan.

6.       MISCELLANEOUS AND TRANSITION PROVISIONS

(a)      Rights  Not  Assignable.  The  right  to  receive  any  payment  under  the  Plan is not  transferable  or
         -----------------------
assignable.  Except as otherwise provided herein with respect to the Alternate  Benefit,  the Plan shall not create any benefit,  cause of action, right of sale, transfer,  assignment,  pledge,  encumbrance,  or other such right in any spouse or heirs of the estate of any Eligible Board Member or Retired Board member.

(b)      Amendment,  etc. The Board of the Adopting Funds,  with the  concurrence of the Independent  Board members
         ---------------
of such Funds,  may at any time amend or terminate  the Plan or waive any  provision of the Plan,  provided that no amendment,  termination  or waiver will impair the rights of an Eligible  Board Member to receive  upon  Retirement the  payments  which would have been made to such Board  Member had there been no such  amendment,  termination  or waiver (based upon such Board Member's  Eligible  Service to the date of such amendment,  termination or waiver) or the rights of a Retired  Board  Member,  to receive  any  Benefit  due under the Plan,  without the consent of such
Eligible  Board member or Retired  Board  Member,  as the case may be. An Eligible  Board  member or Retired  Board
Member may elect to waive receipt of his Benefit by so advising the Committee.

(c)      No Right to  Reelection.  Nothing  in the Plan  will  create  any  obligation  on the part of the Board to
         -----------------------
nominate any Independent Board Member for reelection.

(d)      "Retirement"  Defined.  The term  "Retirement"  includes any  termination  of service of an Eligible Board
         ---------------------
Member except any  termination  which the Committee  determines to have resulted from the Eligible  Board  member's willful  misfeasance,  bad faith,  gross negligence or reckless  disregard of the duties involved in the conduct of the office of Independent Board Member.

(e)      "Benefit"  Defined.  The term "Benefit" shall mean, with respect to an Eligible Board member,  the Regular
         ------------------
Benefit  or,  if  elected  by such  Eligible  Board  member  within  the  period  set forth in  Section 2 (c),  the
"Alternative Benefit."

(f)      Vacancies.  Although  the Board will retain the right to increase  or decrease  its size,  it shall be the
         ---------
general policy of the Board to replace each Retired Board Member by selecting a new  Independent  Board Member from candidates  proposed  by a  nominating  committee  of the Board (such  nominating  committee  to consist  solely of
Independent Board members).

(g)      Consulting.  Each  Retired  Board  Member  may render  such  services  for the  Adopting  Funds,  for such
         ----------
compensation,  as may be agreed upon from time to time by such  Retired  Board member and the Board of the Adopting
Funds.

(h)      Transition  Provisions.  The Plan will be  effective  for all  Eligible  Board  members  who have dates of
         ----------------------
Retirement  occurring on or after the Adoption Date.  Periods of Eligible Service shall include periods  commencing prior to such  date.  The Plan  will be  become  effective  on the  date  (the  "Effective  Date")  when the  Board determines  that any  regulatory  approval or advice that may be necessary or  appropriate  in connection  with the
Plan has been obtained.

                                                     Adopted by the Board of the New York-based
                                                     Oppenheimer funds, August 9, 2001

                                                     _/s/ ANDREW J. DONOHUE _
                                                     ------------------------
                                                     Andrew J. Donohue, Secretary

SCHEDULE A

Oppenheimer California Municipal Fund                             Oppenheimer Mid Cap Value Fund
Oppenheimer Capital Appreciation Fund                             Oppenheimer Money Market Fund, Inc.
Oppenheimer Capital Preservation Fund                             Oppenheimer Multiple Strategies Fund
Oppenheimer Concentrated Growth Fund                              Oppenheimer Multi-Sector Income Trust
Oppenheimer Developing Markets Fund                               Oppenheimer Multi-State Municipal Trust
Oppenheimer Discovery Fund                                             Oppenheimer Florida Municipal Fund
Oppenheimer Emerging Growth Fund                                       Oppenheimer New Jersey Municipal Fund
Oppenheimer Emerging Technologies Fund                                 Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Enterprise Fund                                       Oppenheimer Municipal Bond Fund
Oppenheimer Europe Fund                                           Oppenheimer New York Municipal Fund
Oppenheimer Global Fund                                           Oppenheimer Series Fund, Inc.
Oppenheimer Global Growth & Income Fund                                 Oppenheimer Disciplined Allocation Fund
Oppenheimer Gold & Special Minerals Fund                                Oppenheimer Disciplined Value Fund
Oppenheimer Growth Fund                                           Oppenheimer Trinity Core Fund
Oppenheimer International Growth Fund                             Oppenheimer Trinity Growth Fund
Oppenheimer International Small Company Fund                      Oppenheimer Trinity Value Fund
Oppenheimer Large Cap Growth Fund                                 Oppenheimer U.S. Government Trust

NFELD/NYBD/TRUSTEE RETIREMENT PLAN 2001 August